UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2024

Cartica Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41198	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1-202-741-3677

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	CITEU	The Nasdaq Stock Market LLC

Class A Ordinary Share, par value $0.0001 per share	CITE	The Nasdaq Stock Market LLC

Redeemable Warrants	CITEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2024, Cartica Acquisition Corp, a Cayman Islands exempted company (the “Company”) received approval (the “Approval”) from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq” or the “Staff”) that the Company’s application to transfer the listing of its Class A ordinary shares, warrants, and units from the Nasdaq Global Market to the Nasdaq Capital Market was approved. The Class A ordinary shares, warrants, and units were transferred to the Nasdaq Capital Market at the opening of business on July 12, 2024. The Company’s Class A ordinary shares, warrants, and units continue to trade under the symbols “CITE,” “CITEW,” and “CITEU” respectively. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously disclosed, the Company received a letter from Nasdaq on September 25, 2023 indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain at least 400 total holders for continued listing on the Nasdaq Global Market (the “Minimum Total Holders Rule”). On April 16, 2024, the Company received a notice from the Staff indicating that the Company did not regain compliance with the Minimum Total Holders Rule during the maximum amount of time for the Company to regain such compliance pursuant to Nasdaq Listing Rule 5810(c)(2)(B)(i) and, therefore, would be subject to delisting from the Nasdaq. The Company timely requested a hearing to appeal the determination, and the hearing was held on May 23, 2024. On June 17, 2024, the Company received a written notice from the Hearing Panel (the “Panel”) indicating it has granted the Company's request for continued listing on the Nasdaq and transfer of its securities to the Nasdaq Capital Market from the Nasdaq Global Market, subject to the obligation that, on or before June 28, 2024, the Company will demonstrate compliance with Listing Rule 5450(a)(2). After the transfer of listing of the Company’s securities to the Nasdaq Capital Market, the Company received a letter from Nasdaq on July 26, 2024 indicating that the Company had demonstrated compliance with the Minimum Total Holders Rule, and thus the Panel has determined to continue the listing of the Company’s securities on Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cartica Acquisition Corp

Date: August 1, 2024	By:	/s/ Suresh Guduru
	Name:	Suresh Guduru
	Title:	Chairman and Chief Executive Officer